UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2011

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX - 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William J. Mullaney entered into a separation agreement with an affiliate of MetLife, Inc. (the “Agreement”) which became final on December 24, 2011.

Under the terms of the Agreement, Mr. Mullaney’s employment will continue until March 31, 2012, unless it ends earlier due to his death. During this time, his job duties will include providing information, consultation, and advice from time to time to the Chief Executive Officer (the “CEO”) of MetLife, Inc. (the “Company”), or to other Company management, on performance management and other matters, and such other duties as the CEO determines. Mr. Mullaney will be eligible for annual and long-term stock-based incentive awards for 2011 performance, assuming he remains employed through specified dates in February and March, 2012. Assuming that Company management determines that all aspects of the Company’s financial performance are at least at the level called for by the Company’s 2011 business plan, Company management will recommend that the Company’s Compensation Committee make awards to Mr. Mullaney for his 2011 performance of $1,500,000 in annual cash incentive compensation and $1,800,000 in long-term stock-based compensation.

Mr. Mullaney granted the Company and its affiliates (“MetLife”) a waiver and release of all employment-related claims as of his execution of the Agreement. Mr. Mullaney also agreed not to publish or reveal any confidential information related to his employment with MetLife or the cessation of that employment, and agreed not to publish or reveal any information related to any employment-related claims or facts related to those claims, subject to certain exceptions. Mr. Mullaney will cooperate with MetLife in connection with any investigations, administrative proceedings, or litigation involving MetLife, and will give the Company notice of any subpoenas or government requests for any MetLife information. Mr. Mullaney also agreed to return all MetLife documents and property, and to not to make statements that damage, disparage, or otherwise diminish MetLife’s reputation and business, except as compelled by a court or as authorized by legal or administrative process. The Company agreed to require its officers not to make statements that damage, disparage or otherwise diminish Mr. Mullaney’s reputation or business interests.

In exchange, a Company affiliate agreed to pay Mr. Mullaney $650,000 and to provide outplacement services more specifically described in the Agreement. Mr. Mullaney will also be provided retiree medical benefits at a subsidized rate, and his pension will be subject to lower early retirement discount factors than would otherwise apply. These enhancements to Mr. Mullaney’s retiree medical benefits and pension are pursuant to terms that apply to all similarly-situated MetLife administrative employees in the United States with Mr. Mullaney’s age and MetLife service who are discontinued due to job elimination and whose separation agreement becomes final.

The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Agreement between MetLife, Inc. and William J. Mullaney, which became final on December 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: December 29, 2011

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Agreement between MetLife, Inc. and William J. Mullaney, which became final on December 24, 2011.